UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Argo Blockchain plc
(Exact name of registrant as specified in its Charter)

England and Wales (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)

9th Floor
16 Great Queen Street
London WC2B 5DG
England
Tel: +44 20 788 400 3403
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: No. 333-260857

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.75% Senior Notes due 2026	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Argo Blockchain plc (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus, dated November 12, 2021 (the “Prospectus”). The Prospectus relates to the offering of $40,000,000 million aggregate principal amount of 8.75% Senior Notes due 2026 (the “Notes”) to be issued by the Company. The Prospectus forms a part of the Company’s Registration Statement on Form F-1, as amended (File No. 333-260857), previously filed with the Commission and declared effective on November 12, 2021.

The description under the heading “Description of Notes” in the Prospectus is incorporated by reference herein. Copies of such description will be filed with The Nasdaq Stock Market LLC.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of November 17, 2021, between Argo Blockchain plc and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 6-K filed November 17, 2021).

4.2	First Supplemental Indenture dated as of November 17, 2021, between Argo Blockchain plc and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K filed on November 17, 2021).

4.2.1	Form of 8.75% Senior Note due 2026 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARGO BLOCKCHAIN PLC

Date: November 17, 2021	By:	/s/ Peter Wall
Name: Peter Wall
Title: Chief Executive Officer